Exhibit 99
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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                  FORM 11-K

                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1993

                          Commission File No. 1-5587

                         READING & BATES SAVINGS PLAN

                         READING & BATES CORPORATION

                         901 Threadneedle, Suite 200
                            Houston, Texas  77079

          The Reading & Bates Savings Plan Financial Statements and Schedules as of December 31, 1993 together with auditors' report and Consent of Independent Public Accountants has been filed under Form SE dated June 22, 1994 pursuant to Rule 311(c) of Regulation S-T.